Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Equity Incentive Plan of Neurogene Inc., 2023 Equity Incentive Plan of Neurogene Inc. and 2023 Employee Stock Purchase Plan of Neurogene Inc. of our report dated August 18, 2023, with respect to the financial statements of Neurogene Inc. incorporated by reference in Neurogene Inc.’s Current Report on Form 8-K dated December 19, 2023 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, Connecticut

February 20, 2024